UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 2, 2006

AIRNET COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

000-28217	59-3218138
(Commission file number)	(IRS Employer Identification Number)

3950 Dow Road, Melbourne, Florida 32934

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (321) 984-1990

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On May 2, 2006, the Registrant received a notice from Laurus Master Fund, Ltd. (“Laurus”) alleging one or more Events of Default had occurred pursuant to the Amended and Restated Security Agreement, dated as of November 8, 2005 and amended and restated as of December 30, 2005 (as amended, restated, modified and/or supplemented from time to time, the “Security Agreement”). The notice also demands payment of all outstanding obligations under the Security Agreement, including the default payment described below.

On November 8, 2005, the Registrant entered into a financing arrangement with Laurus involving the secured borrowing of up to $7.0 million outstanding at any one time, subject to availability under a borrowing base formula. The facility is evidenced by the issuance of certain convertible notes and common stock purchase warrants to Laurus as described in more detail in a Current Report filed on Form 8-K dated November 10, 2005. At closing, proceeds of $6 million were paid to the Registrant representing initial borrowings under the facility. In connection with this arrangement, the Registrant and Laurus entered into a Security Agreement and certain related agreements described in the Registrant’s Current Reports on Form 8-K dated November 10, 2005 and January 4, 2006 and related amendments to such Current Reports dated January 5, 2006 and February 15, 2006.

The terms of the Laurus facility are governed by the Security Agreement. Under the Security Agreement, each of the minimum borrowing note and the revolving note are secured by a first priority security interest in all of the Registrant’s property and assets with the exception of its intellectual property. The Security Agreement also defines certain events that will constitute events of default under the Laurus notes.

Laurus has alleged that disclosures made in the April 28, 2006 press release published by the Registrant constitute an Event of Default. In addition, Laurus has alleged that the Registrant is in default of its covenant in Section 7(f)(i) of the Security Agreement regarding taking the actions necessary to grant Laurus control of any Investment Property, Deposit Accounts, Letter-of-Credit Rights and electronic Chattel Paper of the Company.

Following the occurrence and during the continuance of an event of default, the notes bear interest at a rate of 1.5% per month. In addition, Laurus has made a demand that the Registrant immediately pay to Laurus a default payment of 112% of the principal balance of the notes, plus accrued and unpaid interest and other amounts outstanding. As of April 30, 2006, the balance due under the Laurus facility inclusive of principal and unpaid accrued interest was approximately $6.01 million. This balance due excludes the charges noted above.

Any default under the Security Agreement will also automatically trigger an event of default pursuant to the Securities Purchase Agreement (“Securities Purchase Agreement”) dated June 5, 2003 as amended on November 4, 2005 between the Registrant and TECORE, Inc. (“TECORE”) and SCP Private Equity Partners, II, L.P. (“SCP”). The Securities Purchase Agreement governs the issuance and sale to SCP and TECORE of senior secured convertible notes (the “Notes”) in the principal amount of $16,000,000. In the event of default under the Securities Purchase Agreement, the remaining indebtedness owed to TECORE and SCP becomes due and payable. The Securities Purchase Agreement and related agreements are described in a Current Report filed on Form 8-K dated August 14, 2003. As of April 30, 2006, the balance due to TECORE, inclusive of principal and unpaid accrued interest was approximately $7.24 million. As of April 30, 2006, the balance due to SCP, inclusive of principal and unpaid accrued interest was approximately $3.17 million.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is the text of notice dated May 2, 2006 received by the Registrant from Laurus Master Fund.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1 - Notice dated May 2, 2006 from Laurus Master Fund, Ltd. to AirNet Communications Corp.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRNET COMMUNICATIONS CORPORATION
Registrant

By:	/s/ Stuart P. Dawley, Esq.
Stuart P. Dawley, Esq.
Vice President, General Counsel and Secretary

Dated: May 3, 2006

Exhibit Index

Exhibit No.	Description

Exhibit 99.1 -	Notice dated May 2, 2006 from Laurus Master Fund, Ltd. to AirNet Communications Corp.